David E. Danovitch
600 Lexington Avenue
New York, New York 10022

May 17, 2008

VIA ELECTRONIC MAIL

Mr. Ken Griffith
CEO
Aces Wired
12225 Greenville Avenue - #861
Dallas TX 75243

Dear Ken:

Further to our earlier discussion, I must reluctantly submit my resignation as a director of Aces Wired (the “Company”), effective 3:00 p.m. today, NYC time.

It has been my pleasure to serve the Company and I wish you every success in your future endeavors.